Exhibit 99.1

Porter Bancorp to Present at INVESTKentucky Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--June 6, 2011--Porter Bancorp, Inc. (NASDAQ: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the INVESTKentucky Conference at Churchill Downs in Louisville, Kentucky at 11:25 a.m. Eastern time on Thursday, June 9, 2011.

Porter Bancorp’s investor presentation will be webcast in real-time on June 9, 2011, beginning at 11:25 a.m. (Eastern Time). The webcast will be available through the Company’s website under the Investor Relations tab at www.pbibank.com.

Listeners should visit the site at least five minutes prior to the webcast to register. An on-line replay will follow and continue for 30 days. The related presentation materials will also be available on Porter Bancorp’s website (http://www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.7 billion in assets as of March 31, 2011. Through Porter’s subsidiary PBI Bank, it operates 18 full service banking offices in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

PBIB-F PBIB-G

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, 502-499-4800
President & CEO